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                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.


                   Preferred Provider Organization Plan (PPO)
                             for Retired Executives


                                   May 1, 1998



                               UNITEDhealthcare(R)




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                                Table of Contents


Certification........................................................         3

Schedule of Benefits ................................................         4
      Effective Date of this Plan ...................................         4
      Medical Benefits ..............................................         4
      Mental Health Benefits ........................................         5
      Pregnancy Benefits ............................................         5
      Preventive Health Care Benefits ...............................         5
      Family Planning Benefits ......................................         6
      Prescription Drug Benefits ....................................         6
      Transplant Benefit Management Program .........................         6
      Coverage under the Former Plan ................................         6

Eligibility .........................................................         7
      Eligible Employees ............................................         7
      Eligible Dependents ...........................................         7
      Cost of Coverage ..............................................         7
      Enrollment Requirements .......................................         7
      Enrollment Periods ............................................         8
      Effective Date of Employee Coverage ...........................         9
      Effective Date of Dependent Coverage ..........................         9
      Qualified Medical Child Support Order .........................         9
      Special Provision for Newborn Children ........................         9

Utilization Review ..................................................        10
      Notification ..................................................        10
      Mental Disorder Treatment .....................................        12

Preferred Provider Plan .............................................        13
      Network Benefits ..............................................        14
      Non-Network Benefits ..........................................        14

Medical Benefits ....................................................        15
      Copayments and Deductibles ....................................        15
      Out-of-Pocket Feature .........................................        16
      Maximum Benefit ...............................................        17
      Covered Services and Supplies .................................        17

Mental Health Benefits ..............................................        24
      Additional Covered Services and Supplies ......................        24

Pregnancy Benefits ..................................................        25
      Additional Covered Services and Supplies ......................        25

Family Planning Benefits ............................................        26
      Covered Services and Supplies .................................        26

Preventive Health Care Benefits .....................................        26
      Covered Services and Supplies .................................        27

Prescription Drug Benefits ..........................................        27
      Copayments ....................................................        27
      Network Pharmacy ..............................................        27
      Non-Network Pharmacy ..........................................        28
      Mail Service Network Pharmacy .................................        28
      Supply Limits .................................................        28
      Glossary ......................................................        29
      Not Covered ...................................................        30

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Transplant Benefit Management Program ...............................        30

General Exclusions and Limitations ..................................        32

Claims Information ..................................................        35
      How to File a Claim ...........................................        35
      When Claims Must be Filed .....................................        35
      How and When Claims Are Paid ..................................        36
      Legal Actions .................................................        36
      Incontestability of Coverage ..................................        36
      Review Procedure for Denied Claims ............................        36

Coordination of Benefits ............................................        37
      Definitions ...................................................        37
      How Coordination Works ........................................        37
      Which Plan Pays First .........................................        38
      Right to Exchange Information .................................        39
      Facility of Payment ...........................................        39
      Right of Recovery .............................................        39

Recovery Provisions .................................................        39
      Refund of Overpayments ........................................        39
      Subrogation ...................................................        40

Effect of Medicare and Government Plans .............................        40
      Medicare ......................................................        40
      Government Plans (other than Medicare and Medicaid) ...........        42

Termination of Coverage .............................................        42
      Employee Coverage .............................................        42
      Dependent Coverage ............................................        42

Extended Benefits ...................................................        43

Conversion Coverage .................................................        43
      Conditions for Conversion .....................................        44
      How to Apply ..................................................        45
      Limitations ...................................................        45
      Conversion Coverage for Medicare Eligibles ....................        46

Glossary ............................................................        46

Continuation of Health Coverage (COBRA) .............................        56

Summary Plan Description ............................................        59

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Certification

                            CERTIFICATE OF INSURANCE

                                for Employees of

                       Resource Bancshares Mortgage Group,
                                      Inc.

                              (called the Employer)

                                   insured by

                       UNITED HEALTHCARE INSURANCE COMPANY
                              Hartford, Connecticut
                              (called the Company)

    United HealthCare Insurance Company has issued Group Policy No. GA-187129G. It covers certain Employees of the Employer.

    This Certificate of Insurance describes the benefits and provisions of the policy. Additional benefits and provisions may apply based on the requirements of

    --  The state where the policy is issued.

    --  The state where the Employee lives.

    These state benefits and provisions are described in separate Amendments. See the Employer for details.

    This is a Covered Person's Certificate of Insurance only while that person is insured under the policy. Dependent benefits apply only if the Employee is insured under the Employer's Plan for Dependent Benefits.

    This Certificate describes the Plan in effect as of May 1, 1998 for Retired Executives enrolled in the Preferred Provider Organization Plan. It is void if issued to any other Employee.

    This Certificate replaces any and all Certificates previously issued for Employees under the plan.

                                             UNITED HEALTHCARE INSURANCE COMPANY

                                                                  /s/ Ben B. Cuy

                                                               President and CEO

    C-CE1, C-SB2, C-EL1SC, C-EL6, C-RE1, C-PP1, C-MB1, C-MH1, C-PB1, C-FP1, C-PH1, C-PD5, C-TB1, C-GE1SC, C-CI1, C-CB1SC, C-RP1SC, C-EM1, C-TE1, C-EB1, C-CR1, C-GL1,

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Schedule of Benefits

Effective Date of this Plan

    May 1, 1998


Medical Benefits

    ============================================================================
    MAXIMUM BENEFITS
    ----------------------------------------------------------------------------
    Lifetime Maximum Benefit                                 $2,000,000
    ----------------------------------------------------------------------------
    Durable Medical Equipment - Calendar Year Maximum        $   50,000
    ----------------------------------------------------------------------------
    Nursing Services - Lifetime Maximum                      $   50,000
    ----------------------------------------------------------------------------
    DEDUCTIBLES AND OUT-OF-POCKET MAXIMUMS
    ----------------------------------------------------------------------------
    Non-Network Individual Deductible                        $      250
    ----------------------------------------------------------------------------
    Non-Network Family Deductible                            $      750
    ----------------------------------------------------------------------------
    Non-Notification Deductible
    (Applicable only if Medical Management is not
    notified as required. It does not count toward
    the Out-of-Pocket Feature.)                              $      500
    ----------------------------------------------------------------------------
    Network Individual Out-of-Pocket Maximum                 $    1,000
    ----------------------------------------------------------------------------
    Network Family Out-of-Pocket Maximum                     $    3,000
    ----------------------------------------------------------------------------
    Non-Network Individual Out-of-Pocket Maximum             $    2,000
    ----------------------------------------------------------------------------
    Non-Network Family Out-of-Pocket Maximum                 $    6,000
    ----------------------------------------------------------------------------
    COPAYMENTS
    ----------------------------------------------------------------------------
    Office Visit Copayment                                   $       10
    ----------------------------------------------------------------------------
    Emergency Room Copayment                                 $       50
    ----------------------------------------------------------------------------
    PERCENTAGE OF COVERED EXPENSES PAYABLE BEFORE DEDUCTIBLES ARE SATISFIED
    ----------------------------------------------------------------------------
    Independent Labs, X-Rays and MRI Facilities                     100%
    ----------------------------------------------------------------------------
    Durable Medical Equipment                                       100%
    ----------------------------------------------------------------------------
    Home Health Care*

    *The care must be recommended by Medical
    Management                                                      100%

    ============================================================================

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    ============================================================================
    PERCENTAGE OF COVERED EXPENSES PAYABLE FOR PREVENTIVE HEALTH CARE
    ----------------------------------------------------------------------------
    Services received from a Network Physician
    (The Office Visit Copayment applies.)                       100%
    ============================================================================


    ============================================================================
    PERCENTAGE OF COVERED EXPENSES PAYABLE AFTER
    DEDUCTIBLES/COPAYMENTS ARE SATISFIED
    ----------------------------------------------------------------------------
                                                       Network      Non-Network
    ----------------------------------------------------------------------------
    Office Visits                                        100%            70%
    ----------------------------------------------------------------------------
    Physician's Services                                  90%            70%
    ----------------------------------------------------------------------------
    Hospital Services                                     90%            70%
    ----------------------------------------------------------------------------
    Ambulatory Surgical Center Services                   90%            70%
    ----------------------------------------------------------------------------
    Home Health Care Provider Services
    (including home IV therapy)                           90%            70%
    ----------------------------------------------------------------------------
    Hospice Care Provider Services                        90%            70%
    ----------------------------------------------------------------------------
    Physical Therapist Services                           90%            70%
    ----------------------------------------------------------------------------
    Rehabilitation Facility Services                      90%            70%
    ----------------------------------------------------------------------------
    Skilled Nursing Facility Confinement Services         90%            70%
    ----------------------------------------------------------------------------
    All Other Covered Expenses for Medical
    Benefits                                              90%            70%
    ============================================================================


Mental Health Benefits

    ============================================================================
    MAXIMUM BENEFITS EACH CALENDAR YEAR
    ----------------------------------------------------------------------------
    Inpatient                                                      30 days
    ----------------------------------------------------------------------------
    Outpatient                                                     30 visits
    ============================================================================

    Mental Health Benefits are subject to the same Cash Deductibles and Percentages as Medical Benefits. There is no Out-of-Pocket Maximum applicable to Mental Health Benefits.


Pregnancy Benefits

    Pregnancy Benefits are payable in the same manner as Medical Benefits.


Preventive Health Care Benefits

    Preventive Health Care Benefits are payable in the same manner as Medical Benefits.

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Family Planning Benefits

    Family Planning Benefits are payable in the same manner as Medical Benefits.


Prescription Drug Benefits

    Prescription Drug Benefits are payable as described in the section Prescription Drug Benefits.


Transplant Benefit Management Program

    Benefits for Qualified Procedures performed at a Designated Transplant Facility are payable at 100% of Covered Expenses without application of deductibles.


Coverage under the Former Plan

    This section applies only to persons covered under this Employer's prior group plan (called the Former Plan) in effect on the day before the Effective Date of this Plan. The coverage described in this Certificate replaces the coverage under the Former Plan.

    Coverage and benefits paid under the Former Plan will be considered as coverage and benefits paid under this Plan for figuring the following under any benefits of this Plan:

    -- Benefit limits and maximum amounts. Any Covered Expenses applied toward the benefit limits or maximum amounts under the Former Plan are applied to those same benefit limits or maximum amounts under this Plan.

    --  Coinsurance percentage.

    A person may have satisfied or partially satisfied an out-of-pocket maximum or a deductible requirement under the Former Plan. Expenses counted toward either of them under the Former Plan will be counted toward them under this Plan. They will be counted under this Plan the same way they were counted under the Former Plan.

    Certain children will be included as Eligible Dependents under this Plan regardless of age. The child must have been covered under the Former Plan. The child must meet the following conditions:

    --  The child is mentally or physically incapacitated.

    --  The child is not capable of self-support.

    --  The child depends mainly on the Employee for support.

    The Employee must give the Company proof that the child meets these conditions when requested.

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--------------------------------------------------------------------------------
Eligibility

Eligible Employees

    All Retired Executive Employees* of the Employer enrolled in the Preferred Provider Organization (PPO) Plan.

    * Whenever the term "Employee(s) is used in this certificate, it means a Retired Employee as defined in the Glossary.

    Employees must reside in the United States.


Eligible Dependents

    Dependents are:

    --  A wife or husband of an eligible Employee.

    -- Any unmarried child from birth until the end of the month following the 19th birthday of the child of an eligible Employee.

    -- An unmarried child until the end of the month following the 25th birthday of the child of an eligible Employee, if the child is a registered student in regular full-time attendance at school. The child must be mainly dependent on the Employee for care and support. The child cannot be employed on a regular full-time basis by one or more employers for a total of 30 or more hours per week.

    --  Child includes the following:

        --  A stepchild who resides in the eligible Employee's home.

        -- A legally adopted child. (A child is considered legally adopted on the earlier of the date of placement or the date the legal adoption proceedings have been started.)

        -- Any other child related to an eligible Employee, mainly dependent on the eligible Employee for care and support and residing in the eligible Employee's home.

    Dependents must reside in the United States.


Cost of Coverage

    The coverage under this Plan is contributory. This means that Employees must make contributions toward the cost of coverage.


Enrollment Requirements

    The date the person is enrolled under this Plan.

    Employee Coverage

    An Employee enrolls for Employee coverage by:

    --  completing an enrollment form, and

    --  giving the form to the Employer.

    An Employee's enrollment is either timely or late.

    An Employee is considered a timely enrollee if he or she enrolls during either the Initial Eligibility Period or a Special Enrollment Period.

    An Employee is considered a late enrollee when he or she enrolls during the Annual Enrollment Period.

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    Dependent Coverage

    An Employee must enroll for coverage as an Employee in order to enroll his or her Dependents. If a husband and wife are both eligible Employees, only one may enroll Dependents for coverage.

    No person can be covered both as an Employee and as a Dependent.

    Initial Dependents are those family members who are eligible Dependents on the date the Employee first becomes eligible for Employee coverage.

    Subsequent Dependents are any family members who become Eligible Dependents after the date the Employee first becomes eligible under this Plan. Subsequent Dependents may be added during a Special Enrollment Period.

    A Dependent's enrollment is either timely or late.

    A Dependent is considered a timely enrollee when he or she is enrolled for coverage during either the Initial Eligibility Period or a Special Enrollment Period.

    A Dependent is considered a late enrollee when he or she enrolls during the Annual Enrollment Period.


Enrollment Periods

    The Initial Eligibility Period is the 31-day period which begins on the date the person is first eligible under this Plan.

    Employees and/or Dependents who are not enrolled during the Initial Eligibility Period or a Special Enrollment Period must wait until the next Annual Enrollment Period to enroll for coverage.

    The Annual Enrollment Period is designated by the Employer each year. It is held before the start of each Plan Year. During this period, all eligible Employees and Dependents can enroll for coverage.

    Special Enrollment Periods are available to certain persons who have lost other coverage and to certain dependents.

    A Special Enrollment Period is available to a person who meets each of the following conditions:

    -- The Employee or Dependent was covered under a group health plan or had health insurance coverage at the time coverage under this Plan was previously offered to the Employee or Dependent.

    -- The Employee stated in writing, at the time coverage was previously offered, that the other coverage was the reason for declining enrollment under this Plan. The Employer must have requested the statement at that time. The Employer must have provided the Employee with notice of this requirement (and its consequences) at that time.

    --  The Employee's or Dependent's prior coverage was one of the following:

        --  COBRA continuation which was exhausted.

        -- Non-COBRA coverage which was terminated either as a result of loss of eligibility for the coverage (including as a result of legal separation, divorce, death, termination of employment, or reduction in the number of hours of employment) or employer contributions towards such coverage were terminated.

    -- The Employee requests enrollment under this Plan not later than 31 days after the date of the end of the COBRA continuation, termination of coverage, or termination of Employer contribution.

    A Special Enrollment Period is available to Subsequent Dependents. The Dependent Special Enrollment Period is the 31-day period which begins with the date the person becomes a Dependent.

    If a Subsequent Dependent is enrolled, the Employee must enroll at the same time if not already covered. In addition, any of the Employee's other Dependents may be enrolled at the same time, if not already covered, subject to the same enrollment requirements.

    Late Enrollees

    A late enrollee can enroll only during an Annual Enrollment Period.


Effective Date of Employee Coverage

    Employee coverage is effective on the first day of the month coincident with or next following the latest of.

    --  The Effective Date shown in Schedule of Benefits.

    --  The date the Employee enrolls for coverage.

    --  The date the Employee becomes a Retired Employee.


Effective Date of Dependent Coverage

    Coverage for an Initial Dependent(s) is effective on the later of the following dates:

    --  The date the Employee becomes covered.

    --  The date the Employee enrolls the Dependents.

    Coverage for a Subsequent Dependent is effective as follows:

    -- For a spouse, the first day of the month coincident or next following the later of the date the spouse is enrolled and the date of marriage.

    --  For a newborn child, the date of birth.

    --  For an adopted child, the date of adoption or placement for adoption.

    --  For any other child, the date the child becomes a Dependent.


Qualified Medical Child Support Order

    If an Employee is required by a qualified medical child support order, as defined in the Omnibus Budget Reconciliation Act of 1993 (OBRA 93), to provide coverage for his/her children, these children can be enrolled as timely enrollees as required by OBRA 93.

    If the Employee is not already enrolled, the Employee may also enroll as a timely enrollee at the same time.


Special Provision for Newborn Children

    Plan Benefits are payable for a newborn child for 31 days after the child's birth, even if the Employee has not enrolled the child.

    If additional contributions are required from the Employee for the coverage of that child, the Employee must enroll the child during the 31-day Special Enrollment Period in order for the child to be a timely enrollee.

--------------------------------------------------------------------------------
Utilization Review

    Covered Services and Supplies under this Plan are subject to a Utilization Review (UR).

    Medical Management determines the Medical Necessity of the services. No benefits are payable unless Medical Management determines the Covered Services and Supplies are Medically Necessary.

    The ultimate decisions on medical care must be made by the Covered Person and his or her Physician. Medical Management only determines the Medical Necessity of a listed service or supply according to the Plan benefits and provisions.

    Approval by Medical Management does not guarantee that benefits are payable under this Plan. Benefits are based on:

    --  The Covered Services and Supplies actually performed or given.

    -- The Covered Person's eligibility under this Plan on the date the Covered Services and Supplies are performed or given.

    -- Copayments, deductibles, coinsurance, maximum limits and all other terms of this Plan.


Notification

    Medical Management must be notified for any of the services shown below:

    Inpatient

    --  Hospital confinement.

    --  Skilled Nursing Facility confinement.

    Outpatient

    --  Back surgery.

    --  Ear, nose and throat surgery.

    --  Female pelvic surgery.

    --  Foot surgery.

    --  Gall bladder surgery.

    --  Hand/wrist surgery.

    --  Heart surgery.

    --  Knee surgery.

    --  Rectal Surgery.

    --  Home Health Care.

    --  Private duty nursing.

    Organ/Tissue Transplants


    How To Notify Medical Management

    Medical Management is notified by calling the toll-free number shown on the ID card.

    When to Notify Medical Management

    -- For inpatient confinement, the Covered Person must notify Medical Management of the scheduled admission date at least 5 working days before the start of the confinement. An admission date may not have been set when the confinement was planned. The Covered Person must call Medical Management again as soon as the admission date is set.

    --  Pregnancy is subject to the following notification time periods:

        -- Prenatal Programs - Medical Management should be notified during the first trimester (12 weeks) of pregnancy. This early notification makes it possible for the mother to participate in the prenatal programs.

        -- Inpatient Confinement for Delivery of Child -- Medical Management must be notified only if the inpatient care for the mother or child is expected to continue beyond:

            --  48 hours following a normal vaginal delivery, or

            --  96 hours following a cesarean section.

            For inpatient care (for either the mother or child) which continues beyond the 48/96 hour limits stated above, Medical Management must be notified before the end of these time periods.

        -- Non-Emergency Inpatient Confinement Without Delivery of Child-- Confinement during pregnancy but before the admission for delivery, which is not Emergency Care, requires notification as a scheduled confinement. Medical Management must be notified prior to the scheduled admission.

    -- For outpatient services which require notification, the Covered Person must notify Medical Management at least five working days before the service is given.

    --  Organ/Tissue Transplants

        A Covered Person must notify Medical Management at least seven working days before the scheduled date of any of the following or as soon as reasonably possible:

        --  The evaluation.

        --  The donor search.

        --  The organ procurement/tissue harvest.

        --  The transplant.

    Medical Management will then complete the Utilization Review. The Covered Person, the Physician and the facility will be sent a letter confirming the results of the Review.


    Benefits Reduced if Medical Management Not Called

    Benefits are reduced if the Covered Person does not call Medical Management as required. This reduction is called a Non-Notification Deductible. A Non-Notification Deductible applies to each confinement, surgical procedure, or treatment plan.

    The amount of the Non-Notification Deductible is shown in the Schedule of Benefits. The amount of the Non-Notification Deductible will never be more than the amount of the Covered Expenses.

    A Covered Person can appeal a Utilization Review by calling Medical Management.

    If the Covered Person or the Physician does not agree with Medical Management's decision, it can be appealed.

    -- The Covered Person or the Physician can request Medical Management to reconsider the decision by writing or telephoning within 60 days of the decision.

    -- If the Covered Person, the Physician and Medical Management still cannot find an acceptable solution, this decision can be reappealed. Another Physician will review the facts of the case -- taking into account the Covered Person's and the attending Physician's point of view -- and make a final decision.


    Emergency Care

    When Emergency Care is required and results in a confinement, the Covered Person (or that person's representative or Physician) must call Medical Management. Medical Management must be called within one working day of the date the confinement begins.

    A working day is a business day of the Company. It does not include Saturday, Sunday or a State or Federal holiday. If it is not reasonably possible to call Medical Management within one working day, Medical Management must be notified as soon as reasonably possible.

    When the Emergency Care has ended, however, Medical Management must be called before any additional services are received.

    Benefits are subject to the Non-Notification Deductible if Medical Management is not called as shown above. The Non-Notification Deductible applies to each confinement.

    The amount of the Non-Notification Deductible is shown in the Schedule of Benefits. The amount of the Non-Notification Deductible will never be more than the amount of the Covered Expenses.


Mental Disorder Treatment

    Notification Requirement

    The Covered Person must call Behavioral Health Care Management (BHCM) before Covered Services and Supplies are given for Mental Disorder Treatment. This call starts the Utilization Review process.

    BHCM can be contacted by calling the toll-free number in the directory of providers, or by calling Customer Service at the toll-free number shown on the ID card.

    Benefits under this Plan are subject to the Non-Notification Deductible if BHCM is not called before services are received.

    The amount of the Non-Notification Deductible is shown in the Schedule of Benefits. The amount of the Non-Notification Deductible will never be more than the amount of the Covered Expenses.

    BHCM performs a Utilization Review to determine the Medical Necessity of Covered Services and Supplies. No benefits are payable unless BHCM determines the Covered Services and Supplies are Medically Necessary.

    Emergency Care

    When Emergency Care is required for Mental Disorder Treatment, the Covered Person (or representative or Physician) must call BHCM within one day after the Emergency Care is given. BHCM is ready to take calls 7 days a week, 24 hours a day. If it is not reasonably possible to make this call within one calendar day, the call must be made as soon as reasonably possible.

    When the Emergency Care has ended, BHCM must be called before any additional services are received.

    Benefits are subject to the Non-Notification Deductible if BHCM is not called as required above.

    The amount of the Non-Notification Deductible is shown in the Schedule of Benefits. The amount of the Non-Notification Deductible will never be more than the amount of the Covered Expenses.


    Appeal

    The Covered Person can appeal a Utilization Review. Call BHCM for further information.


--------------------------------------------------------------------------------
Preferred Provider Plan

    This Plan pays for Covered Services and Supplies received from either Network or Non-Network Providers.

    If Network Providers are used, this Plan pays a greater portion of Covered Expenses. This is called the Network level.

    If Non-Network Providers are used, this Plan pays a lesser portion of Covered Expenses. This is called the Non-Network level.

    A directory of the Network Providers is available from the Employer.

    There are many types of providers who participate in the Network. The following types of providers participate in the Network:

    --  Ambulatory Surgical Centers.

    --  Chiropractors.

    --  Durable Medical Equipment Providers.

    --  Home Health Care Providers.

    --  Home IV Providers.

    --  Hospices.

    --  Hospitals.

    --  Physical Therapists.

    --  Physicians.

    --  Podiatrists.

    --  Rehabilitation Facilities.

    --  Skilled Nursing Facilities.

    This Plan also covers Specialized Providers and Specialized Facilities. These are types of providers which are not represented in the Network. These providers and facilities are not subject to the Network/Non-Network level of coverage. Instead these types of providers are covered at 80%.


Network Benefits

    This Plan pays the Network percentage for Network Provider services as shown in the Schedule of Benefits. See Medical Benefits for a complete description of any deductibles or copayments that may apply under this Plan.


    Non-Network Providers Paid At Network Level

    -- Radiology, anesthesiology, and pathology services are paid at the Network level. Services must be given in one of the settings shown below:

        --  Inpatient Hospital.

        --  Outpatient facility which is part of a Hospital.

        --  Ambulatory Surgical Center.

    --  Emergency Care.

        Emergency Care is payable at the Network level, even if services are received from a Non-Network Provider.


    Network Provider Charges Not Covered

    A Network Provider has contracted with the Company to participate in the Network. Under this contract a Network Provider may not charge the Covered Person or the Company for certain expenses, except as stated below. A Network Provider cannot charge the Covered Person or the Company for any services or supplies which are not Medically Necessary.

    The Covered Person may agree with the Network Provider to pay any charges for services and supplies which are not Medically Necessary. In this case, the Network Provider may make charges to the Covered Person. However, these charges are not Covered Expenses under this Plan and are not payable by the Company.


Non-Network Benefits

    This Plan pays the Non-Network percentage of Covered Expenses as shown in the Schedule of Benefits for Non-Network Provider services.

    See Medical Benefits for a complete description of the deductibles that apply under this Plan.

--------------------------------------------------------------------------------
Medical Benefits

    Medical Benefits are payable for Covered Expenses incurred by the Covered Person while covered under this Plan.

    Covered Expenses are the actual cost to the Covered Person of the Reasonable Charge for Covered Services and Supplies listed in this Benefit. The Company, in its discretion, will calculate Covered Expenses following evaluation and validation of all provider billings in accordance with:

    -- The methodologies in the most recent edition of the Current Procedural Terminology.

    -- The methodologies as reported by generally recognized professionals or publications.

    The Covered Expenses must be incurred for the care of an accidental injury or Sickness. A Covered Expense is incurred on the date that the Covered Service or Supply is performed or given.

    Each Covered Person must satisfy certain Copayments and/or Deductibles before any payment is made for certain Covered Services and Supplies. Then the Medical Benefits pays the percentage of Covered Expenses shown in the Schedule of Benefits.

    There is a Lifetime Maximum shown in Schedule of Benefits.

    After coverage under this Plan stops, Medical Benefits are payable as shown in Extended Benefits.

    Covered Services and Supplies for pregnancy are shown in Pregnancy Benefits.

    Covered Services and Supplies for Mental Disorder Treatment are shown in Mental Health Benefits.


Copayments and Deductibles

    Before Medical Benefits are payable, each Covered Person must satisfy certain Copayments and/or Deductibles.

    A Copayment is the amount of Covered Expenses the Covered Person must pay to a Network Provider at the time services are given. Copayments are not counted toward any Deductible or Out-of-Pocket Feature. Covered Services and Supplies which require a Copayment are not subject to a Deductible.

    A Deductible is the amount of Covered Expenses the Covered Person must pay before Medical Benefits are payable. After the Deductible has been met, Covered Expenses are payable at the percentage shown in the Schedule of Benefits.

    The amount of each Copayment/Deductible is shown in the Schedule of Benefits. A Covered Expense can only be used to satisfy one copayment or deductible.


    Office Visit Copayment

    The Office Visit Copayment applies to Network Physician's Services. It also applies to Network physical therapist's services if the physical therapist bills for his/her services separately from any other charges. It applies to all Covered Services and Supplies given in connection with each office visit.

    The Office Visit Copayment does not apply to the prenatal and postnatal office visits to the Network obstetrician/gynecologist who is primarily responsible for maternity care.

    Emergency Room Copayment

    The Emergency Room Copayment applies to Hospital emergency room services. It applies to each emergency room visit. Emergency room services are payable only if it is determined that the services are Medically Necessary and there is not a less intensive or more appropriate place of service, diagnostic or treatment alternative that could have been used in lieu of emergency room services. (See definition of Emergency Care.)

    The Emergency Room Copayment does not apply if the Covered Person is admitted as a Hospital inpatient.


    Non-Network Individual Deductible

    The Non-Network Individual Deductible applies to Covered Expenses charged by a Non-Network Provider. It applies each Calendar Year.


    Non-Network Family Deductible

    The most a family will have to pay for Non-Network Individual Deductibles in any Calendar Year, no matter how large a family may be, is the amount of the Non-Network Family Deductible. Only Covered Expenses which count toward the Covered Person's Non-Network Individual Deductible count toward this Deductible.


    Non-Notification Deductible

    The Non-Notification Deductible applies to Covered Expenses if Medical Management is not notified as required.


Out-of-Pocket Feature

    Covered Expenses are payable at the percentage shown in the Schedule of Benefits until any Out-of-Pocket Maximum shown in the Schedule of Benefits has been reached during a Calendar Year. Then, Covered Expenses are payable at 100% for the rest of that year as shown below.

    All Covered Expenses that the Covered Person pays, other than those shown below, count toward the Out-of-Pocket Maximums.

    Covered Expenses used to satisfy the following Copayments and/or Deductibles do not count toward any of the Out-of-Pocket Maximums. These Copayments and Deductibles still apply even after the applicable Out-of-Pocket Maximum has been reached:

    --  Office Visit Copayment.

    --  Emergency Room Copayment.

    --  Non-Notification Deductible.


    Network Individual Out-of-Pocket Maximum

    When the Network Individual Out-of-Pocket Maximum is reached for any one Covered Person in a Calendar Year, Network Covered Expenses, other than those shown in the Out-of-Pocket Feature, are payable at 100% for that same person for the rest of that year.

    Network Family Out-of-Pocket Maximum

    When the Network Family Out-of-Pocket Maximum is reached for all Covered Family Members in a Calendar Year, Network Covered Expenses, except those shown in the Out-of-Pocket Feature, are payable at 100% for all Covered Family Members for the rest of that year.


    Non-Network Individual Out-of-Pocket Maximum

    When the Non-Network Individual Out-of-Pocket Maximum is reached for any one Covered Person in a Calendar Year, Non-Network Covered Expenses, other than those shown in the Out-of-Pocket Feature, are payable at 100% for that person for the rest of that year.


    Non-Network Family Out-of-Pocket Maximum

    When the Non-Network Family Out-of-Pocket Maximum is reached for all Covered Family Members in a Calendar Year, Non-Network Covered Expenses other than those shown in the Out-of-Pocket Feature, are payable at 100% for all Covered Family Members for the rest of that year.

Maximum Benefit

    The Maximum Benefit payable for each Covered Person is shown in the Schedule of Benefits. This maximum applies to each Covered Person's lifetime.


Covered Services and Supplies

    Covered Services and Supplies must be Medically Necessary and given for the diagnosis or treatment of an accidental injury or Sickness.

    A Covered Person and his or her Physician decide which services and supplies are given, but this Plan only pays for the following Covered Services and Supplies which are Medically Necessary as determined by the Company.

    Covered Services and Supplies also include services and supplies that are part of an Alternate Care Proposal (ACP). An ACP is a course of treatment developed by the Company and authorized by the Employer as an alternative to the services and supplies that would otherwise have been considered Covered Services and Supplies.

    Unless the ACP specifies otherwise, the provisions of the Plan related to benefit amounts, maximum amounts, copayments and deductibles will apply to these services.


    Ambulatory Surgical Center Services

    A Center's services given within 72 hours before or after a surgical procedure. The services must be given in connection with the procedure.


    Anesthetics


    Chemotherapy

    Durable Medical Equipment

    Durable Medical Equipment means equipment which meets all of the following:

    --  It is for repeated use and is not a consumable or disposable item.

    --  It is used primarily for a medical purpose.

    --  It is appropriate for use in the home.

    Some examples of Durable Medical Equipment are:

    -- Appliances which replace a lost body organ or part or help an impaired one to work.

    --  Orthotic devices such as arm, leg, neck and back braces.

    --  Hospital-type beds.

    --  Equipment needed to increase mobility, such as a wheelchair.

    --  Respirators or other equipment for the use of oxygen.

    --  Monitoring devices.

    The Company decides whether to cover the purchase or rental of the equipment.

    Payment for all Durable Medical Equipment and artificial aids is subject to Calendar Year Maximum of $50,000 for each Covered Person.


    Foot Care

    Care and treatment of the feet, if needed due to severe systemic disease. Routine care such as removal of warts, corns, or calluses, the cutting and trimming of toenails, foot care for flat feet, fallen arches, and chronic foot strain is a Covered Service only if needed due to severe systemic disease.


    Health Care Provider Services

    Services of a licensed or certified Health Care Provider, other than a Physician, when required by state law. Services given by a Health Care Provider acting within the scope of that license or certification are payable on the same basis as Covered Services given by a Physician.


    Home Health Care

    The following Covered Services must be given by a Home Health Care Agency:

    -- Temporary or part-time nursing care by or supervised by a registered graduate nurse (R.N.).

    --  Temporary or part-time care by a home health aide.

    --  Physical therapy.

    --  Occupational therapy.

    --  Speech Therapy.

    Covered Services are limited to 40 visits each Calendar Year. Each period of home health aide care of up to four hours given in the same day counts as one visit. Each visit by any other member of the home health team will count as one visit.

    Hospice Care

    --  Room and Board.

    --  Other Services and Supplies.

    -- Part-time nursing care by or supervised by a registered graduate nurse (R.N.).

    -- Home Health Care Services as shown under Home Health Care. The limit on the number of visits shown under Home Health Care does not apply to Hospice patients.

    --  Counseling for the patent and Covered Family Members.

    -- Bereavement counseling for Covered Family Members. Services must be given within six months after the patient's death. Covered Services are limited to a total of 15 visits for each family.

    Counseling must be given by a Licensed Counselor.

    Services for the patient must be given in an inpatient Hospice facility or in the patient's home.

    The Physician must certify that the patient is terminally ill with six months or less to live.

    Any counseling services given in connection with a terminal illness will not be considered as Mental Disorder Treatment.


    Hospital Services

    --  Room and Board.

        Covered Expenses for a private room are limited to the regular daily charge made by the Hospital for a semi-private room.

    --  Other Services and Supplies.

    --  Emergency Room.

        Emergency room services are Covered Services only if it is determined that the services are Medically Necessary and there is not a less intensive or more appropriate place of service, diagnostic or treatment alternative that could have been used in lieu of emergency room services. If the Company, at its discretion, determines that a less intensive or more appropriate treatment could have been given then no benefits are payable.


    Infertility Treatment

    Diagnosis and treatment of infertility, including surgery and drug therapy.


    Laboratory Tests and X-rays

    X-rays or tests for diagnosis or treatment.


    Medical Supplies

    -- Surgical supplies (such as bandages and dressings). Supplies given during surgery or a diagnostic procedure are included in the overall cost for that surgery or diagnostic procedure. Covered expenses for a surgical tray, which is a covered supply separate from the surgery, are limited to $150.

    --  Blood or blood derivatives only if not donated or replaced.

    Medical Transportation Services

    Transportation by professional ambulance, other than air ambulance, to and from a medical facility.

    Transportation by regularly-scheduled airline, railroad or air ambulance, to the nearest medical facility qualified to give the required treatment.

    These services must be given within the United States, Puerto Rico or Canada.


    Nurse-Practitioner Services

    Services of a licensed or certified Nurse-Practitioner acting within the scope of that license or certification.


    Oral Surgery and Dental Services

    -- Oral surgery if needed as a necessary, but incidental, part of a larger service in treatment of an underlying medical condition.

    -- The following services and supplies are covered only if needed because of accidental injury to natural teeth which happened to the Covered Person while covered under this Plan:

        --  Oral surgery.

        --  Full or partial dentures.

        --  Fixed bridge work.

        --  Prompt repair to natural teeth.

        --  Crowns.


    Organ/Tissue Transplants

    Services and supplies for Medically Necessary organ or tissue transplants are payable under this Plan. Certain transplants (called Qualified Procedures) are only payable if they are performed at a Designated Transplant Facility. See Transplant Benefit Management Program for information on how Qualified Procedures are paid.


    Orthoptic Training (Eye Muscle Exercise)

    Training by a licensed optometrist or an orthoptic technician. Covered Services are limited to a lifetime maximum of 20 visits for each Employee or Dependent spouse. Covered Services are limited to a lifetime maximum of 30 visits for each Dependent child.


    Outpatient Occupational Therapy

    Services of a licensed occupational therapist, provided the following conditions are met:

    --  The therapy must be ordered and monitored by a Physician.

    -- The therapy must be given in accordance with a written treatment plan approved by a Physician. The therapist must submit progress reports at the intervals stated in the treatment plan.

    Covered Services are limited to 20 visits each Calendar Year.

    Outpatient Physical Therapy

    Services of a licensed physical therapist, provided the following conditions are met:

    --  The therapy must be ordered and monitored by a Physician.

    -- The therapy must be given in accordance with a written treatment plan approved by a Physician. The therapist must submit progress reports at the intervals stated in the treatment plan.

    Covered Services are limited to 20 visits each Calendar Year. Covered Services are limited to three types of treatment to each body part during each visit.


    Physician Services

    Medical Care and Treatment

    --  Hospital, office and home visits.

    --  Emergency room services.

    Surgery

    Services for surgical procedures.

    Reconstructive Surgery

    -- Reconstructive surgery to improve the function of a body part when the malfunction is the direct result of one of the following:

        --  Birth defect.

        --  Sickness.

        --  Surgery to treat a Sickness or accidental injury.

        -- Accidental injury which happens while the person is covered under this Plan.

    -- Reconstructive breast surgery following a Medically Necessary mastectomy.

    -- Reconstructive surgery to remove scar tissue on the neck, face, or head if the scar tissue is due to Sickness or accidental injury which happens while the person is covered under this Plan.

    Assistant Surgeon Services

    Covered Expenses for assistant surgeon services are limited to 1/5 of the amount of Covered Expenses for the surgeon's charge for the surgery. An assistant surgeon must be a Physician. Surgical assistant's services are not covered.

    Multiple Surgical Procedures

    Multiple surgical procedures means more than one surgical procedure performed during the same operative session. Covered Expenses for multiple surgical procedures are limited as follows:

    -- Covered Expenses for a secondary procedure are limited to 50% of the Covered Expenses that would otherwise be considered for the secondary procedure had it been performed during a separate operative session.

    -- Covered Expenses for any subsequent procedure are limited to 25% of the Covered Expenses that would otherwise be considered for the subsequent procedure had it been performed during a separate operative session.

    Prescribed Drugs and Medicines

    --  Prescribed drugs and medicines for inpatient services.

    -- Outpatient Prescription Drugs filled at a Non-Network Pharmacy. (Outpatient Prescription Drugs filled at a Network Pharmacy are covered under Prescription Drug Benefits unless the drugs are specifically excluded under that benefit.)


    Private Duty Nursing Care

    Private duty nursing care given on an outpatient basis by a licensed nurse (R.N., L.P.N., or L.V.N.).

    Payment for outpatient private duty nursing care is subject to a Lifetime Maximum of $50,000 for each Covered Person.


    Psychologist Services


    Radiation Therapy


    Rehabilitation Therapy

    Inpatient

    -- Services of a Hospital or Rehabilitation Facility for room, board, care and treatment during a confinement.

    -- Inpatient rehabilitative therapy is a Covered Service only if intensive and multidisciplinary rehabilitation care is necessary to improve the patient's ability to function independently.

    Covered Services are limited to a combined total of 120 days of confinement in a Hospital, Skilled Nursing Facility and/or Rehabilitation Facility each Calendar Year.

    Outpatient

    -- Services of a Hospital or Comprehensive Outpatient Rehabilitative Facility (CORF).

    -- Covered Services are limited to 20 days of therapy each Calendar Year. A day of therapy includes all services given by or visits to the Hospital or CORF in any one day.

    -- Covered Services for each day of therapy reduces the number of visits under Covered Services for Outpatient Physical Therapy, Outpatient Occupational Therapy or Speech Therapy. This reduction only applies to days of therapy during which the therapy includes services given by a physical therapist, occupational therapist or speech therapist.


    Skilled Nursing Facility Services

    --  Room and Board.

        Covered Expenses for Room and Board are limited to the facility's regular daily charge for a semi-private room.

    --  Other Services and Supplies.

    Covered Services are limited to the first 120 days of confinement each Calendar Year.

    Speech Therapy

    Services of a licensed speech therapist.

    These services must be given to restore speech lost or impaired due to one of the following:

    -- Surgery, radiation therapy or other treatment which affects the vocal chords.

    --  Cerebral thrombosis (cerebral vascular accident).

    --  Brain damage due to accidental injury or organic brain lesion (aphasia).

    -- Accidental injury which happens while a person is covered under this Plan.

    Covered Services are limited to 20 visits each Calendar Year.


    Speech Therapy for Children Under Age 3

    Services of a licensed speech therapist for treatment given to a child under age 3 whose speech is impaired due to one of the following conditions:

    --  Infantile autism.

    --  Developmental delay or cerebral palsy.

    --  Hearing impairment.

    -- Major congenital anomalies that affect speech such as, but not limited to, cleft lip and cleft palate.

    Covered Services are limited to 20 visits each Calendar Year.


    Spinal Manipulations

    Services of a Physician given for the detection or correction (manipulation) by manual or mechanical means of structural imbalance or distortion in the spine.

    Covered Services are limited to 20 visits each Calendar Year.

    Exclusions and limitations that apply to this benefit are in General Exclusions and Limitations.

--------------------------------------------------------------------------------
Mental Health Benefits

    Benefits are payable for Covered Services and Supplies for Mental Disorder Treatment given to the Covered Person while covered under this Plan. These Covered Services and Supplies are listed in Medical Benefits.

    These Mental Health Benefits are subject to the same copayments, deductibles and percentage of Covered Expenses payable as benefits that are paid due to Sickness, except as shown below.

    Mental Health Benefits include, but are not limited to:

    --  Assessment.

    --  Diagnosis.

    --  Treatment planning.

    --  Medication management.

    --  Individual, family and group psychotherapy.

    --  Psychological education.

    --  Psychological testing.

    After coverage under this Plan stops, extended benefits for Mental Health Benefits are the same as for Sickness.

    Covered Services and Supplies for Mental Disorder Treatment are subject to the following limitations:

    ============================================================================
    Maximum Benefits each Calendar Year
    ----------------------------------------------------------------------------
    Inpatient                                        30 days
    ----------------------------------------------------------------------------
    Outpatient                                       30 visits
    ============================================================================

    The Out-of-Pocket Feature shown in Medical Benefits does not apply to Mental Health Benefits. Covered Expenses incurred for Mental Disorder Treatment do not count toward the Out-of-Pocket Maximums. After the Out-of-Pocket Maximums are reached, benefits for Mental Disorder Treatment are not payable at 100%.

    Additional Covered Services and Supplies specific to Mental Disorder Treatment are listed below. These Additional Covered Services and Supplies are subject to the same requirements as Covered Services and Supplies listed in Medical Benefits.


Additional Covered Services and Supplies

    Licensed Counselor Services

    Services of a Licensed Counselor for Mental Disorder Treatment.


    Treatment Center Services

    --  Room and Board.

    --  Other Services and Supplies.

    Exclusions and limitations that apply to this benefit are in General Exclusions and Limitations.

--------------------------------------------------------------------------------
Pregnancy Benefits

    Benefits are payable for Covered Services and Supplies for pregnancy given to the Covered Person while covered under this Plan. These Covered Services and Supplies are listed in Medical Benefits.

    Benefits for pregnancy are paid in the same way as benefits are paid for Sickness.

    Benefits are payable for at least:

    -- 48 hours of inpatient care for the mother and newborn child following a normal vaginal delivery.

    -- 96 hours of inpatient care for the mother and newborn child following a cesarean section.

    The hospital or other provider is not required to get authorization from the Company for the time periods stated above. Authorizations are required for longer lengths of stay.

    After coverage under this Plan stops, extended benefits for pregnancy are the same as for Sickness.

    The Office Visit Copayment does not apply to prenatal and postnatal office visits (after the initial diagnosis) by the Network obstetrician/gynecologist who is primarily responsible for the patient's maternity care.

    Additional Covered Services and Supplies specific to pregnancy are listed below. These Additional Covered Services and Supplies are subject to the same requirements as Covered Services and Supplies listed in Medical Benefits.



Additional Covered Services and Supplies

    Birth Center Services

    --  Room and Board.

    --  Other Services and Supplies.

    --  Anesthetics.


    Nurse-Midwife's Services

    Services of a licensed or certified Nurse-Midwife.


    Routine Well Baby Care

    The following services and supplies given during a newborn child's initial Hospital confinement:

    --  Hospital services for nursery care.

    --  Other Services and Supplies given by the Hospital.

    --  Services of a surgeon for circumcision.

    --  Physician Services.

    Exclusions and limitations that apply to these benefits are in General Exclusions and Limitations.

--------------------------------------------------------------------------------
Family Planning Benefits

    Benefits are payable for Covered Expenses for Family Planning Benefits incurred by the Covered Person while covered under this Plan.

    Covered Expenses are the actual cost to the Covered Person of the Reasonable Charge for the Covered Services and Supplies listed in this Benefit. A Covered Expense is incurred on the date that the Covered Service or Supply is performed or given.

    These Family Planning Benefits are subject to the same copayments, deductibles and percentage of Covered Expenses payable as benefits that are paid due to Sickness under Medical Benefits.

    After coverage under this Plan stops, there are no extended benefits.



Covered Services and Supplies

    Contraceptive Drugs, Services and Devices

    Contraceptive drugs, services and devices, including but not limited to:

    --  Intrauterine device and related Physician services.

    --  Physician services related to a diaphragm fitting.

    --  Voluntary sterilization by either vasectomy or tubal ligation.

    --  Surgical implants for contraception, such as Norplant.

    Charges for the diaphragm and oral contraceptives are covered under Prescription Drug Benefits.

    Exclusions and limitations that apply to these benefits are in General Exclusions and Limitations.



--------------------------------------------------------------------------------
Preventive Health Care Benefits

    Benefits are payable for Covered Services and Supplies for Preventive Health Care Benefits given to a Covered Person by a Network Physician while the person is covered under this Plan.

    The Office Visit Copayment shown in the Schedule of Benefits applies to the Covered Services and Supplies on the same basis as it applies to Sickness under the Medical Benefits.

    Benefits are payable at 100% of Covered Expenses after the Copayment has been paid.

    After coverage under this Plan stops, there are no extended benefits.

Covered Services and Supplies

    -- Routine physical exam for covered Employees and Dependent spouses, including diagnostic tests and immunizations.

    -- Child preventive care services given in connection with routine pediatric care, including PKU tests and immunizations.

    --  Routine well-woman exams. A well-woman exam includes the following:

        --  Breast examination and/or mammogram.

        --  Pelvic examination.

        --  Pap smear.

    --  Chromosome testing.

    Exclusions and limitations that apply to these benefits are in General Exclusions and Limitations.



--------------------------------------------------------------------------------
Prescription Drug Benefits

    Benefits are payable for outpatient Prescription Drugs. The Prescription Drugs must be prescribed for:

    -- Medically Necessary treatment of an accidental injury, sickness, or pregnancy.

    --  Prevention of pregnancy.

    Certain Prescription Drugs require Prior Authorization by a pharmacist or physician from the Company or its designee.

    The Covered Person must be covered under this Prescription Drug Benefit when the prescription is filled.



Copayments

    ============================================================================
    Retail Pharmacy
    ----------------------------------------------------------------------------
    Generic Drug                                                 $10
    ----------------------------------------------------------------------------
    Brand Name Drug                                              $15
    ============================================================================
    Mail Service Pharmacy
    ----------------------------------------------------------------------------
    Generic Drug                                                 $15
    ----------------------------------------------------------------------------
    Brand Name Drug                                              $15
    ============================================================================


Network Pharmacy

    When a Network Pharmacy is used, the Covered Person pays the Copayment. Copayment amounts are shown above.

    If the Prescription Drug Cost is less than the Copayment, the Copayment does not apply and the Covered Person pays the Prescription Drug Cost.

    Network Pharmacies dispense Generic Drugs whenever possible.

    For Generic Drugs, a Covered Person pays the Generic Drug Copayment.

    A Covered Person pays the Brand Name Drug Copayment for Brand Name Drugs dispensed under either of the following conditions:

    --  There is no equivalent Generic Drug for substitution.

    -- The Physician orders a Brand Name Drug. This is usually done by writing "Dispense as written" on the prescription.

    For all other Brand Name Drugs, a Covered Person pays:

    --  The Brand Name Drug Copayment.

    -- The difference in cost between the Generic Drug and the Brand Name Drug dispensed. The difference is not counted as a Covered Expense under Medical Benefits.



Non-Network Pharmacy

    When a Non-Network Pharmacy is used, the Covered Person must pay for the entire cost of each prescription at the time it is filled. Then the Covered Person must submit a claim. Benefits are payable at the Non-Network level under Medical Benefits.



Mail Service Network Pharmacy

    A mail service pharmacy option has been provided for convenience. If the mail service pharmacy is used, the Covered Person must pay the Copayment. See your Employer for the necessary information about how to use the mail service option.

    There is no coverage for Prescription Drugs dispensed by a Non-Network Mail Service Pharmacy.

    Mail service pharmacies dispense Generic Drugs whenever possible.

    For Generic Drugs, a Covered Person pays the Mail Service Generic Drug Copayment.

    A Covered Person pays the Mail Service Brand Name Drug Copayment for Brand Name Drugs dispensed under either of the following conditions:

    --  There is no equivalent Generic Drug for substitution.

    -- The Physician orders a Brand Name Drug. This is usually done by writing "Dispense as written" on the prescription.

    For all other Brand Name Drugs, a Covered Person must pay:

    --  The Mail Service Brand Name Drug Copayment.

    -- The difference in cost between the Generic Drug and the Brand Name Drug. The difference is not counted as a Covered Expense under Medical Benefits.



Supply Limits

    Retail Pharmacy

    If the Prescription Drug is dispensed by a retail Pharmacy, the following limits apply:

    -- Up to a 31 day supply of a Prescription Drug, unless adjusted based on the drug manufacturer's packaging size. Some products may be subject to additional supply limits adopted by the Company. A list of current additional supply limits may be obtained from the Company.

    -- A one cycle supply of an oral contraceptive. Up to three cycles can be purchased at one time if a Copayment is paid for each cycle supplied.

    Mail Service Pharmacy

    If the Prescription Drug is dispensed by a mail service pharmacy, the supply limit is up to a 90 day supply of a Prescription Drug, unless adjusted based on the drug manufacturer's packaging size or any additional supply limits adopted by the Company. A list of current supply limits may be obtained from the Company.

    Identification Card

    If a Covered Person does not show the identification card at the time Prescription Drugs are obtained, the Covered Person will be required to pay the full cost of the Prescription Drug and get payment from the Company. In that case, benefits are calculated at the predominant contract reimbursement rate for a Network Pharmacy (including any sales tax), less the applicable Copayment.



Glossary

    Brand Name Drug

    A Prescription Drug which is (1) manufactured and marketed under a trademark or name by a specific drug manufacturer, and (2) identified as a Brand Name Drug by the Company.


    Generic Drug

    A Prescription Drug which is: (1) chemically equivalent to a Brand Name Drug whose patent has expired; and (2) identified as a Generic Drug by the Company.


    Network Pharmacy

    A pharmacy which has (1) entered into an agreement with the Company or its designee to provide Prescription Drugs to Covered Persons; (2) has agreed to accept specified reimbursement rates for dispensing Prescription Drugs and
    (3) has been designated by the Company as a Network Pharmacy. A Network Pharmacy can be either a retail or a mail service pharmacy.


    Prescription Drugs

    A medication, product or device which has been approved by the Food and Drug Administration and which can, under federal or state law, be dispensed only pursuant to a Prescription Order or Refill. For the purpose of coverage under the Plan, this definition includes insulin and the following diabetic supplies: insulin syringes with needles; blood testing strips - glucose; urine testing strips - glucose; ketone testing strips and tablets; lancets and lancet devices.

    Prescription Drug Cost

    The Company's contracted reimbursement rate, including any sales tax, with the Network Pharmacy where a Prescription Drug is dispensed. The Prescription Drug Cost does not include any manufacturer's refunds or incentive payments which may be received by and will be retained by the Company.

    Prescription Order or Refill

    The directive to dispense a Prescription Drug issued by a duly licensed health care provider whose scope of practice permits issuing such a directive.

    Prior Authorization

    The process of obtaining approval for certain Prescription Drugs, prior to dispensing, using guidelines approved by the Company. This approval is to be obtained from the Company by the prescribing physician or the pharmacist. The list of Prescription Drugs requiring Prior Authorization is subject to periodic review and modification by the Company.



Not Covered

    --  Drugs for tobacco dependency or smoking cessation.

    --  Drugs for infertility treatment.

    -- Drugs given while confined in a Hospital, nursing home or similar place that has its own drug dispensary.

    -- Therapeutic devices or appliances, including colostomy supplies and support garments, regardless of intended use. (This exclusion does not apply to insulin syringes with needles, blood testing strips - glucose, urine testing strips - glucose, ketone testing strips and tablets, lancets and lancet devices which are covered.)

    -- Injectable drugs. (This exclusion does not apply to insulin or self-administered injectables which can be injected subcutaneously which are covered.)

    --  Progesterone suppositories.

    --  Appetite suppressants and other weight loss products.

    -- General and injectable vitamins. (This exclusion does not apply to prenatal vitamins, vitamins with fluoride and B-12 injections which are covered.)

    --  Drugs dispensed in any amount which exceed the supply limits.

    -- Replacement drugs resulting from a lost, stolen, broken or destroyed Prescription Order or Refill.

    --  Unit dose packaging of drugs.

    -- Drugs available over-the-counter that do not require a Prescription Order or Refill by federal or state law before being dispensed and any drug that is therapeutically equivalent to an over-the-counter drug.

    Other exclusions that apply to this benefit are in General Exclusions and Limitations.



--------------------------------------------------------------------------------
Transplant Benefit Management Program

    Services and supplies for Medically Necessary organ or tissue transplant procedures listed below are payable under this Plan provided the procedures are performed at a Designated Transplant Facility.

    See "Organ/Tissue Transplants" under Medical Benefits for other transplants that are payable under this Plan.

    Medical Management must be notified at least seven working days before the scheduled date of any of the following or as soon as reasonably possible:

    --  The evaluation.

    --  The donor search.

    --  The organ procurement/tissue harvest.

    --  The transplant procedure.

    Qualified Procedures

    --  Heart transplants.

    --  Lung transplants.

    --  Heart/Lung transplants.

    --  Kidney transplants.

    --  Liver transplants.

    --  Pancreas transplants.

    --  Kidney/Pancreas transplants.

    --  Bone Marrow/Stem Cell transplants.

    Donor Charges for Organ/Tissue Transplants

    -- In the case of an organ or tissue transplant, donor charges are considered Covered Expenses ONLY if the recipient is a Covered Person under this Plan. If the recipient is not a Covered Person, no benefits are payable for donor charges.

    -- The search for bone marrow/stem cell from a donor who is not biologically related to the patient is not considered a Covered Service UNLESS the search is made in connection with a transplant procedure arranged by a Designated Transplant Facility.

    Medical Care and Treatment

    The Covered Expenses for services provided in connection with the transplant procedure include:

    --  Pre-transplant evaluation for one of the procedures listed above.

    --  Organ acquisition and procurement.

    --  Hospital and physician fees.

    --  Transplant procedures.

    --  Follow-up care for a period up to one year after the transplant.

    -- Search for bone marrow/stem cell from a donor who is not biologically related to the patient. If a separate charge is made for bone marrow/stem cell search, a Maximum Benefit of $25,000 is payable for all charges made in connection with the search.


    Transportation and Lodging

    Medical Management will assist the patient and family with travel and lodging arrangements. Expenses for travel, lodging and meals for the transplant recipient and a companion are available under this Plan as follows:

    -- Transportation of the patient and one companion who is traveling on the same day(s) to and/or from the site of the transplant for the purposes of an evaluation, the transplant procedure or necessary post-discharge follow-up.

    -- Reasonable and necessary expenses for lodging and meals for the patient (while not confined) and one companion. Benefits are paid at a per diem rate of $50 for one person or $100 for two people.

    -- Travel and lodging expenses are only available if the transplant recipient resides more than 50 miles from the Designated Transplant Facility.

    -- If the patient is a covered dependent minor child, the transportation expenses of two companions will be covered and lodging and meal expenses will be reimbursed at the $100 per diem rate.

    -- There is a combined overall lifetime maximum of $10,000 per Covered Person for all transportation, lodging and meal expenses incurred by the transplant recipient and companion(s) and reimbursed under this Plan in connection with all transplant procedures.

    Not Covered

    No benefits are payable for services or supplies received in connection with a Qualified Procedure which is not performed at a Designated Transplant Facility.

    Other exclusions and limitations that apply are in General Exclusions and Limitations.



--------------------------------------------------------------------------------
General Exclusions and Limitations

    This Plan does not cover any expenses incurred for services, supplies, medical care or treatment relating to, arising out of, or given in connection with, the following:

    -- Services or supplies received before an Employee or his or her Dependent becomes covered under this Plan.

    -- Expenses incurred by a Dependent if the Dependent is covered as an Employee for the same services under this Plan.

    --  Abdominoplastys.

    --  Breast reduction surgery.

    --  Chelation therapy, except to treat heavy metal poisoning.

    --  Completion of claim forms, or missed appointments.

    -- Cosmetic or reconstructive surgery or treatment. (This is surgery or treatment primarily to change appearance.) It does not matter whether or not it is for psychological or emotional reasons. See Medical Benefits for limited coverage of reconstructive surgery.

    -- Custodial Care. This is care made up of services and supplies that meets one of the following conditions:

        -- Care furnished mainly to train or assist in personal hygiene or other activities of daily living, rather than to provide medical treatment.

        -- Care that can safely and adequately be provided by persons who do not have the technical skills of a covered health care professional.

        Care that meets one of these conditions is custodial care regardless of any of the following:

            --  Who recommends, provides or directs the care.

            --  Where the care is provided.

            -- Whether or not the patient or another caregiver can be or is being trained to care for himself or herself.

    --  Ecological or environmental medicine, diagnosis and/or treatment.

    -- Education, training and bed and board while confined in an institution which is mainly a school or other institution for training, a place of rest, a place for the aged or a nursing home.

    -- Eye glasses, contact lenses, eye refractions, hearing aids and cochlear implants, unless required due to an accidental injury which happens while covered under this Plan.

    --  Herbal medicine, holistic or homeopathic care, including drugs.

    -- Services, supplies, medical care or treatment given by one of the following members of the Employee's immediate family:

        --  The Employee's spouse.

        -- The child, brother, sister, parent or grandparent of either the Employee or the Employee's spouse.

    -- Charges for procedures which facilitate a pregnancy but do not treat the cause of infertility, such as in vitro fertilization, artificial insemination, embryo transfer, gamete intrafallopian transfer, zygote intrafallopian transfer and tubal ovum transfer.

    -- Expenses and associated expenses incurred for services and supplies for Experimental, Investigational or Unproven Services, treatments, devices and pharmacological regimens, except for services which are otherwise Experimental, Investigational, or Unproven that are deemed to be, in the Company's judgment, covered transplant services. The fact that an Experimental, Investigational or Unproven Service, treatment, device and pharmacological regimen, is the only available treatment for a particular condition will not result in coverage if the procedure is considered to be Experimental, Investigational or Unproven in the treatment of that particular condition.

    -- Services and supplies which the Covered Person is not legally required to pay.

    --  Liposuction.

    --  Surgical correction or other treatment of malocclusion.

    -- Services or supplies which are not Medically Necessary, including any confinement or treatment given in connection with a service or supply which is not Medically Necessary.

    -- Membership costs for health clubs, weight loss clinics and similar programs.

    --  Nutritional counseling.

        For persons for whom coverage under a workers' compensation act or similar law is optional because they could elect it, or could have it elected for them, occupational injury or Sickness includes any injury or Sickness that would have been covered under the workers' compensation act or similar law had that coverage been elected.

    -- Occupational injury or Sickness. An occupational injury or Sickness for which workers' compensation is paid.

    -- Examinations or treatment ordered by a court in connection with legal proceedings unless such examinations or treatment otherwise qualify as Covered Services.

    --  Services given by a pastoral counselor.

    -- Personal convenience or comfort items including, but not limited to, such items as TVs, telephones, first aid kits, exercise equipment, air conditioners, humidifiers, saunas and hot tubs.

    --  Private duty nursing services while confined in a facility.

    -- Services for a surgical procedure to correct refraction errors of the eye, including any confinement, treatment, services, or supplies given in connection with or related to the surgery.

    -- Services for, or related to, the removal of an organ or tissue from a person for transplantation into another person, unless the transplant recipient is a Covered Person under this Plan and is undergoing a covered transplant.

    --  Reversal of sterilization.

    -- Sensitivity training, educational training therapy or treatment for an education requirement.

    --  Sex-change surgery.

    -- Charges made by a Hospital for confinement in a special area of the Hospital which provides non-acute care, by whatever name called, including but not limited to the type of care given by the facilities listed below.

        If that type of facility is otherwise covered under this Plan, then benefits for that covered facility which is part of a Hospital, as defined, are payable at the coverage level for that facility, not at the coverage level for a Hospital.

        --  Adult or child day care center.

        --  Ambulatory Surgical Center.

        --  Birth Center.

        --  Half-way house.

        --  Hospice.

        --  Skilled Nursing Facility.

        --  Treatment Center.

        --  Vocational rehabilitation center.

        -- Any other area of a Hospital which renders services on an inpatient basis for other than acute care of sick, injured or pregnant persons.

    --  Stand-by services required by a Physician.

    -- Care of or treatment to the teeth, gums or supporting structures such as, but not limited to, periodontal treatment, endodontic services, extractions, implants or any treatment to improve the ability to chew or speak. See Medical Benefits for limited coverage of oral surgery and dental services.

    --  Telephone consultations.

    --  Tobacco dependency.

    -- Services or supplies received as a result of war declared or undeclared, or international armed conflict

    -- Weight reduction or control (unless there is a diagnosis of morbid obesity).

    -- Special foods, food supplements, liquid diets, diet plans or any related products.

    -- Wigs or toupees (except for loss of hair resulting from treatment of a malignancy or permanent loss of hair from an accidental injury), hair transplants, hair weaving or any drug if such drug is used in connection with baldness.

    -- Services given by volunteers or persons who do not normally charge for their services.



--------------------------------------------------------------------------------
Claims Information

How to File a Claim

    A claim form does not need to be filed when a Network Provider is used.

    The following steps should be completed when submitting bills for payment:

    -- Get a claim form from the Employer, the Plan Administrator or the Company.

    --  Complete the Employee portion of the form.

    --  Have the provider complete the provider portion of the form.

    --  Send the form and bills to the address shown on the form.

    Make sure the bills and the form include the following information:

    --  The Employee's name and social security number.

    --  The Employees name and contract number (187129G).

    --  The patient's name.

    --  The diagnosis.

    --  The date the services or supplies were incurred.

    --  The specific services or supplies provided.

    A bill or cash receipt for Prescription Drugs must also show the prescription number and the name of the Physician who issued the prescription.

    If the covered Employee asks for a claim form but does not receive it within 15 days, the covered Employee can file a claim without it by sending the bills with a letter, including all of the information listed above.



When Claims Must be Filed

    The covered Employee must give the Company written proof of loss within 15 months after the date the expenses are incurred.

    The Company will determine if enough information has been submitted to enable proper consideration of the claim. If not, more information may be requested.

    No benefits are payable for claims submitted after the 15-month period, unless it can be shown that:

    -- It was not reasonably possible to submit the claim during the 15-month period.

    -- Written proof of loss was given to the Company as soon as was reasonably possible.

How and When Claims Are Paid

    All payments will be paid to the covered Employee as soon as the Company receives satisfactory proof of loss, except in the following cases:

    -- If the covered Employee has financial responsibility under a court order for a dependent's medical care, the Company will make payments directly to the provider of care.

    --  If the Company pays benefits directly to Network Providers.

    -- If the covered Employee requests in writing that payments be made directly to a provider. A covered Employee does this when completing the claim form.

    These payments will satisfy the Company's obligation to the extent of the payment.

    The Company will send an Explanation of Benefits (EOB) to the covered Employee. The EOB will explain how the Company considered each of the charges submitted for payment. If any claims are denied or denied in part, the covered Employee will receive a written explanation.

    Any benefits continued for Dependents after a covered Employee's death will be paid to one of the following.

    --  The surviving spouse.

    --  A Dependent child who is not a minor, if there is no surviving spouse.

    -- A provider of care who makes charges to the covered Employee's Dependents for Covered Services and Supplies.

    --  The legal guardian of the covered Employee's Dependent.



Legal Actions

    The covered Employee may not sue on a claim before 60 days after proof of loss has been given to the Company. The covered Employee may not sue after three years from the time proof of loss is required, unless the law in the area where the covered Employee lives allows for a longer period of time.



Incontestability of Coverage

    This Plan cannot be declared invalid after it has been in force for two years. It can be declared invalid due to nonpayment of premium.

    No statement used by any person to get coverage can be used to declare coverage invalid if the person has been covered under this Plan for two years. In order to use a statement to deny coverage before the end of two years, it must have been signed by the person. A copy of the signed statement must be given to the person.



Review Procedure for Denied Claims

    In cases where a claim for benefits payment is denied in whole or in part, the claimant may appeal the denial. A request for review must be directed to the Company within 90 days after the claim payment date or the date of the notification of denial of benefits. When requesting a review, the claimant should state the reason he or she believes the claim was improperly paid or denied and submit any data or comments to support the claim.

    A review of the denial will be made and the Company will provide the claimant with a written response within 60 days of the date the Company receives the claimant's request for review. If, because of extenuating circumstances, the Company is unable to complete the review process within 60 days, the Company will notify the claimant of the delay within the 60 day period and will provide a final written response to the request for review within 120 days of the date the Company received the claimant's written request for review.

    If the denial is upheld, the Company's written response to the claimant will cite the specific Plan provision(s) upon which the denial is based.

--------------------------------------------------------------------------------
Coordination of Benefits

    (This provision does not apply to Prescription Drug Benefits.)

    Coordination of benefits applies when a covered Employee or a covered Dependent have health coverage under this Plan and one or more Other Plans.

    One of the plans involved will pay the benefits first: that plan is Primary. Other Plans will pay benefits next: those plans are Secondary. The rules shown in this provision determine which plan is Primary and which plan is Secondary.

    Whenever there is more than one plan, the total amount of benefits paid in a Calendar Year under all plans cannot be more than the Allowable Expenses charged for that Calendar Year.



Definitions

    "Other Plans" are any of the following types of plans which provide health benefits or services for medical care or treatment:

    --  Group insurance and group subscriber contracts.

    --  Uninsured arrangements of group coverage.

    -- Group coverage through HMOs and other prepayment, group practice and individual practice plans.

    -- The amount by which group Hospital indemnity benefits exceed $100 per day.

    -- The medical benefits coverage in a group and individual automobile "no fault" and traditional automobile "fault" type contract.

    -- Medicare and other governmental benefits, except as a state plan under Medicaid and except as mandated by federal law.

    "Primary Plan": A plan that is Primary will pay benefits first. Benefits under that plan will not be reduced due to benefits payable under Other Plans.

    "Secondary Plan": Benefits under a plan that is Secondary may be reduced due to benefits payable under Other Plans that are Primary.

    "Allowable Expenses" means the necessary, reasonable and customary expense for health care when the expense is covered in whole or in part under at least one of the plans.

    The difference between the cost of a private Hospital room and the cost of a semi-private Hospital room is not considered an Allowable Expense unless the patient's stay in a private Hospital room is Medically Necessary either in terms of generally accepted medical practice, or as defined in the plan.

    When a plan provides benefits in the form of services, instead of a cash payment, the reasonable cash value of each service rendered will be considered both an Allowable Expense and a benefit paid.



How Coordination Works

    When this Plan is Primary, it pays its benefits as if the Secondary Plan or Plans did not exist.

    When this Plan is a Secondary Plan, its benefits are reduced so that the total benefits paid or provided by all plans during a Calendar Year are not more than total Allowable Expenses. The amount by which this Plan's benefits have been reduced shall be used by this Plan to pay Allowable Expenses not otherwise paid, which were incurred during the Calendar Year by the person for whom the claim is made. As each claim is submitted, this Plan determines its obligation to pay for Allowable Expenses based on all claims which were submitted up to that point in time during the Calendar Year.

    The benefits of this Plan will only be reduced when the sum of the benefits that would be payable for the Allowable Expenses under the Other Plans, in the absence of provisions with a purpose like that of this Coordination of Benefits provision, whether or not claim is made, exceeds those Allowable Expenses in a Calendar Year.

    When the benefits of this Plan are reduced as described above, each benefit is reduced in proportion. It is then charged against any applicable benefit limit of this Plan.



Which Plan Pays First

    When two or more plans provide benefits for the same Covered Person, the benefit payment will follow the following rules in this order

    -- A plan with no coordination provision will pay its benefits before a plan that has a coordination provision.

    -- The benefits of the plan which covers the person other than as a dependent are determined before those of the plan which covers the person as a dependent.

    -- The benefits of the plan covering the person as a dependent are determined before those of the plan covering that person as other than a dependent, if the person is also a Medicare beneficiary and both of the following are true:

        -- Medicare is secondary to the plan covering the person as a dependent.

        -- Medicare is primary to the plan covering the person as other than a dependent (example, a retired employee).

    -- When this Plan and another plan cover the same child as a dependent of parents who are not separated or divorced, the benefits of the plan of the parent whose birthday falls earlier in a year are determined before those of the plan of the parent whose birthday falls later in that year. This is called the "Birthday Rule." The year of birth is ignored.

        If both parents have the same birthday, the benefits of the plan which covered one parent longer are determined before those of the plan which covered the other parent for a shorter period of time.

        If the other plan does not have a birthday rule, but instead has a rule based on the gender of the parent, and if, as a result, the plans do not agree on the order of benefits, the rule in the other plan will determine the order of benefits.

    -- If two or more plans cover a person as a dependent child of divorced or separated parents, benefits for the child are determined in this order:

        --  First, the plan of the parent with custody for the child.

        -- Second, the plan of the spouse of the parent with the custody of the child.

        --  Finally, the plan of the parent not having custody of the child.

            However, if the specific terms of a court decree state that one of the parents is responsible for the health care expense of the child, and the entity obligated to pay or provide the benefits of the plan of that parent has actual knowledge of those terms, the benefits of that plan are determined first. The plan of the other parent shall be the Secondary Plan. This rule does not apply with respect to any claim for which any benefits are actually paid or provided before the entity has that actual knowledge.

        -- If the specific terms of a court decree state that the parents shall share joint custody, without stating that one of the parents is responsible for the health care expenses of the child, the plans covering the child shall follow the order of benefit determination rules that apply to dependents of parents who are not separated or divorced.

    If none of the above rules determines the order of benefits, the benefits of the plan which covered an employee, member or subscriber for the longer period are determined before those of the plan which covered that person for the shorter period.


Right to Exchange Information

    In order to coordinate benefit payments, the Company needs certain information. It may get needed facts from or give them to any other organization or person. The Company need not tell, or get the consent of, any person to do this.

    A Covered Person must give the Company the information it asks for about other plans. If the Covered Person cannot furnish all the information the Company needs, the Company has the right to get this information from any source. If any other organization or person needs information to apply its coordination provision, the Company has the right to give that organization or person such information. Information can be given or obtained without the consent of any person to do this.


Facility of Payment

    It is possible for benefits to be paid first under the wrong plan. The Company may pay the plan or organization or person for the amount of benefits that the Company determines it should have paid. That amount will be treated as if it was paid under this Plan. The Company will not have to pay that amount again.


Right of Recovery

    The Company may pay benefits that should be paid by another plan or organization or person. The Company may recover the amount paid from the other plan or organization or person.

    The Company may pay benefits that are in excess of what it should have paid. The Company has the right to recover the excess payment.



--------------------------------------------------------------------------------
Recovery Provisions

Refund of Overpayments

    If the Company pays benefits for expenses incurred on account of a Covered Person, that Covered Person or any other person or organization that was paid must make a refund to the Company if:

    -- All or some of the expenses were not paid by the Covered Person or did not legally have to be paid by the Covered Person.

    -- All or some of the payment made by the Company exceeded the benefit under this Plan.

    The refund equals the amount the Company paid in excess of the amount it should have paid under this Plan.

    If the refund is due from another person or organization, the Covered Person agrees to help the Company get the refund when requested.

    If the Covered Person, or any other person or organization that was paid, does not promptly refund the full amount, the Company may reduce the amount of any future benefits that are payable under this Plan. The Company may also reduce future benefits under any other group benefits plan administered by the Company for the Employer. The reductions will equal the amount of the required refund. The Company may have other rights in addition to the right to reduce future benefits.


Subrogation

    In the event a Covered Person suffers an injury as a result of a negligent or wrongful act or omission of a liable third party, the Company has the right to pursue subrogation where permitted by law.

    The Company will be subrogated and succeed to the Covered Person's right against a liable third party. The Company may use this right to the extent of the benefits paid under this Plan.

    The Covered Person agrees to help the Company use this right when requested.

    If the Director or his designee, upon being petitioned by the Employee, determines that the exercise of subrogation by the Company is inequitable and commits an injustice to the Employee, subrogation is not allowed.



--------------------------------------------------------------------------------
Effect of Medicare and Government Plans

Medicare

    When a Covered Person becomes eligible for Medicare, this Plan pays its benefits in accordance with the Medicare Secondary Payer requirements of federal law. If the Employer is subject to the Medicare Secondary Payer requirements, this Plan will pay primary.


    When This Plan Pays Primary to Medicare

    This Plan pays primary to Medicare for Covered Persons who are Medicare eligible if:

    -- Eligibility for Medicare is due to age 65 and the employee has "current employment status" with the employer as defined by federal law and determined by the employer.

    -- Eligibility for Medicare is due to disability and the employee has "current employment status" with the employer as defined by federal law and determined by the employer.

    -- Eligibility for Medicare is due to end stage renal disease (ESRD) under the conditions and for the time periods specified by federal law.

    When Medicare Pays Primary to this Plan

    Medicare pays primary to this Plan for Covered Persons who are Medicare eligible if:

    --  The employee is a Retired Employee.

    -- Eligibility is due to disability and the Employee does NOT have "current employment status" with the employer as defined by federal law and determined by the employer.

    -- Eligibility for Medicare is due to end stage renal disease (ESRD), but only after the conditions and/or time periods specified in federal law cause Medicare to become primary.

    See How this Plan Pays When Medicare is Primary.


    Important! - Medicare Enrollment Requirements

    When this Plan pays benefits first, without regard to Medicare, and the Covered Person wants Medicare to pay after this Plan, the Covered Person must enroll for Medicare Parts A and B. If the Covered Person does not enroll for Medicare when he or she is first eligible, the Covered Person must enroll during the special enrollment period which applies to that person when the person stops being eligible under this Plan.

    When Medicare pays benefits first, benefits available under Medicare are deducted from the amounts payable under this Plan, whether or not the person has enrolled for Medicare. If Medicare pays first, the Covered Person should enroll for both Parts A and B of Medicare when that Covered Person is first eligible; otherwise, the expenses may not be covered by the Plan or Medicare.


    How This Plan Pays When Medicare Is Primary

    If Medicare pays benefits first, this Plan pays benefits as described below. This method of payment only applies to Medicare eligibles. It does not apply to any Covered Person unless that Covered Person becomes eligible under Medicare.

    If the provider has agreed to limit charges for services and supplies to the charges allowed by Medicare (participating Physicians), this Plan determines the amount of Covered Expenses based on the amount of charges allowed by Medicare.

    If the provider has not agreed to limit charges for services and supplies to the charges allowed by Medicare (non-participating Physicians), this Plan determines the amount of Covered Expenses based on the lesser of the following:

    --  The Reasonable Charges.

    --  The amount of the Limiting Charge as defined by Medicare.

    The amount of charges for Covered Expenses under this Plan is determined first. Then the amount payable under Medicare for the same expenses is subtracted from the amount of Covered Expenses. This Plan pays the difference between the two amounts.

    The amount payable under Medicare which is subtracted from this Plan's benefits is determined as the amount that would have been payable to a Medicare eligible covered under Medicare even if:

    -- The person is not enrolled for Medicare Parts A and B. Benefits are determined as if the person were covered under Medicare Parts A and B.

    -- The expenses are paid under another employer's group health plan which is primary to Medicare. Benefits are determined as if benefits under that other employer's plan did not exist.

    -- The person is enrolled in a Health Maintenance Organization (HMO) or Competitive Medical Plan (CMP) to receive Medicare benefits, and receives unauthorized services (out-of-plan services not covered by the HMO/CMP). Benefits are determined as if the services were authorized and covered by the HMO/CMP.



Government Plans (other than Medicare and Medicaid)

    If the Covered Person is also covered under a Government Plan, this Plan does not cover any services or supplies to the extent that those services or supplies, or benefits for them, are available to that Covered Person under the Government Plan.

    This provision does not apply to any Government Plan which by law requires this Plan to pay primary.

    A Government Plan is any plan, program, or coverage -- other than Medicare or Medicaid -- which is established under the laws or regulations of any government, or in which any government participates other than as an employer.



--------------------------------------------------------------------------------
Termination of Coverage

Employee Coverage

    Employee coverage ends on the earliest of the following:

    --  The day this Plan ends.

    -- The last day of the month in which the person stops being an eligible Employee.

    -- The last day of a period for which contributions for the cost of coverage have been made, if the contributions for the next period are not made when due.


    Disability

    The Employer has the right to continue a person's employment and coverage under this Plan during a period in which the person is away from work due to disability. The period of continuation is determined by the Employer based on the Employer's general practice for an Employee in the person's job class.

    Coverage ends on the date the Employer notifies the Company that the person's employment has stopped and coverage is to be ended.



Dependent Coverage

    Coverage for all of an Employee's Dependents ends on the earlier of the following:

    --  The day the Employee's coverage ends.

    -- The last day of a period for which contributions for the cost of Dependent coverage have been made, if the contributions for the next period are not made when due.

    Coverage for an individual Dependent ends on the earlier of:

    --  The day the Dependent becomes covered as an Employee under this Plan.

    -- The last day of the month in which the Dependent stops being an eligible Dependent.


    Continuation of Coverage for Incapacitated Children

    A mentally or physically incapacitated child's coverage will not end due to age. It will continue as long as Dependents coverage under this Plan continues and the child continues to meet the following conditions:

    --  The child is incapacitated.

    --  The child is not capable of self-support.

    --  The child depends mainly on the Employee for support.

    The Employee must give the Company proof that the child meets these conditions when requested. The Company will not ask for proof more than once a year.



--------------------------------------------------------------------------------
Extended Benefits

    There are extended benefits under Medical Benefits, Mental Health Benefits and Pregnancy Benefits.

    Extended benefits are payable for a Totally Disabled Covered Person for up to 12 months. Extended benefits are only payable for Covered Services and Supplies given during the 12-month period after the person's coverage ends.

    The person must be continuously Totally Disabled due to the same cause from the date coverage ends until the date Covered Services or Supplies are given.

    Extended benefits are only payable for Covered Services and Supplies given for the accidental injury, Sickness, or pregnancy causing Total Disability.



--------------------------------------------------------------------------------
Conversion Coverage

    If the covered Employee's group health coverage stops under this Plan, the covered Employee may buy individual health insurance (called "Conversion Coverage").

    Proof of insurability will not have to be given. However, if the benefits under Conversion Coverage are greater than those under this Plan, the covered Employee and his or her covered Dependents will be asked to give proof of insurability for the greater benefits.

    If the covered Employee has Dependents coverage when the group coverage stops, the Conversion Coverage will be for the covered Employee and all Covered Family Members on the day such coverage stops. The covered Employee must apply for Conversion Coverage on the same basis as the coverage he or she has under this Plan. The covered Employee cannot apply for single Conversion Coverage unless he or she is enrolled for Employee Only coverage under this Plan. A Dependent child over age 19 will be issued single Conversion Coverage because only Dependent children under 19 are covered as family members under Conversion Coverage.

    An individual policy will be issued if the person converting is eligible and lives in one of the following states:

          Georgia                        Oregon

          Maine                          Puerto Rico

          Minnesota                      South Dakota

          New Hampshire                  Vermont

          New Mexico                     Virginia

          New York

    If the person converting lives in a state or jurisdiction of the United States not listed above and is eligible, Conversion Coverage will be provided through The Group Conversion Trust. The person will receive a Certificate of Insurance instead of an individual policy.

    See Conversion Coverage for Medicare Eligibles at the end of this provision if the covered Employee or a covered Dependent is Medicare Eligible.



Conditions for Conversion

    For Covered Employees

    This Plan must be in force and the coverage has to stop for either of the following reasons:

    --  The person's employment ends.

    --  The person is no longer an eligible Employee.

    If a covered Employee's group health coverage stops because this Plan ends, the covered Employee will not have the right to buy Conversion Coverage.

    The person's Employer may continue coverage under this Plan when the person becomes a Retired Employee. In this case, the person cannot buy Conversion Coverage until the continued coverage stops.


    For Covered Dependents

    If the covered Employee dies, the covered Employee's wife or husband or any guardian of the covered Employee's Dependent children may buy Conversion Coverage for the covered Dependents.

    If the covered Employee's marriage is dissolved, the covered Employee's former spouse may buy Conversion Coverage. This can happen at either of the following times:

    --  When the marriage is dissolved.

    -- At the end of any period of continuation of coverage under this Plan, but only if this Plan is in force on that date.

    Any of a covered Employee's covered Dependents may buy Conversion Coverage if one of the following is true:

    --  The Dependent stops being eligible.

    -- The Dependent is 19 or older when the covered Employee buys Conversion Coverage. (Only Dependent children under 19 are covered under a covered Employee's new family coverage.)



How to Apply

    Application must be made within 31 days after the group coverage stops.

    Get an application from the Company or the Employer.

    The first premium must be paid before Conversion Coverage can be put in force.

    Conversion Coverage will be effective on the date that the group coverage stops. In some cases a covered Employee can choose to continue group coverage after employment ends. In some cases a covered Employee's Dependents can choose to continue their group coverage after the covered Employee's death. In these cases Conversion Coverage will go into effect when the continued coverage stops but only if this Plan is in force on that date.

    If the covered Employee dies within the 31-day conversion period, the covered Employee's wife or husband or any guardian of the covered Employee's Dependents may apply for Conversion Coverage for those covered Dependents.



Limitations

    Conversion Coverage may have greatly reduced benefits at a much higher cost. In most cases, the benefits will be limited to Hospital and surgical benefits only.

    The benefit amounts for Conversion Coverage will be governed by the following:

    --  The rules of the Company.

    -- The laws of the state or jurisdiction where the person lives when he or she applies.

    A copy of the individual policy or Certificate of Insurance is on file with the state insurance authority, where required. A copy may also be obtained from the Company.

    The Company might limit the benefits of, or refuse to issue, Conversion Coverage because the covered Employee or a Dependent has other health coverage. Each person will be told the rules when they apply.

Conversion Coverage for Medicare Eligibles

    A Medicare Eligible who lives in one of the following states is not eligible for Conversion Coverage:

             Georgia                       Oregon

             Maine                         Puerto Rico

             Minnesota                     South Dakota

             New Hampshire                 Vermont

             New Mexico                    Virginia

             New York

    Conversion Coverage of a Medicare Eligible who lives in any other state or jurisdiction of the United States (except Michigan) will be provided through The Group Conversion Trust. Michigan residents will be covered under an individual policy.



--------------------------------------------------------------------------------
Glossary

    (These definitions apply when the following terms are used.)


    Ambulatory Surgical Center

    A specialized facility which is established, equipped, operated, and staffed primarily for the purpose of performing surgical procedures and which fully meets one of the following two tests:

    -- It is licensed as an Ambulatory Surgical Center by the regulatory authority having responsibility for the licensing under the laws of the jurisdiction in which it is located.

    -- Where licensing is not required, it meets all of the following requirements:

        -- It is operated under the supervision of a licensed doctor of medicine (M.D.) or doctor of osteopathy (D.O.) who is devoting full time to supervision and permits a surgical procedure to be performed only by a duly qualified Physician who, at the time the procedure is performed, is privileged to perform the procedure in at least one Hospital in the area.

        -- It requires in all cases, except those requiring only local infiltration anesthetics, that a licensed anesthesiologist administer the anesthetic or supervise an anesthetist who is administering the anesthetic and that the anesthesiologist or anesthetist remain present throughout the surgical procedure.

        -- It provides at least one operating room and at least one post-anesthesia recovery room.

        -- It is equipped to perform diagnostic X-ray and laboratory examinations or has an arrangement to obtain these services.

        -- It has trained personnel and necessary equipment to handle emergency situations.

        --  It has immediate access to a blood bank or blood supplies.

        -- It provides the full-time services of one or more registered graduate nurses (R.N.) for patient care in the operating rooms and in the post-anesthesia recovery room.

        -- It maintains an adequate medical record for each patient, the record to contain an admitting diagnosis including, for all patients except those undergoing a procedure under local anesthesia, a preoperative examination report, medical history and laboratory tests and/or X-rays, an operative report and a discharge summary.

    An Ambulatory Surgical Center which is part of a Hospital, as defined herein, will be considered an Ambulatory Surgical Center for the purposes of this Plan.


    Birth Center

    A specialized facility which is primarily a place for delivery of children following a normal uncomplicated pregnancy and which fully meets one of the following two tests:

    -- It is licensed by the regulatory authority having responsibility for the licensing under the laws of the jurisdiction in which it is located.

    --  It meets all of the following requirements:

        -- It is operated and equipped in accordance with any applicable state law.

        -- It is equipped to perform routine diagnostic and laboratory examinations such as hematocrit and urinalysis for glucose, protein, bacteria and specific gravity.

        -- It has available to handle foreseeable emergencies, trained personnel and necessary equipment, including but not limited to oxygen, positive pressure mask, suction, intravenous equipment, equipment for maintaining infant temperature and ventilation, and blood expanders.

        -- It is operated under the full-time supervision of a licensed doctor of medicine (M.D.), doctor of osteopathy (D.O.) or registered graduate nurse (R.N.).

        -- It maintains a written agreement with at least one Hospital in the area for immediate acceptance of patients who develop complications.

        -- It maintains an adequate medical record for each patient, the record to contain prenatal history, prenatal examination, any laboratory or diagnostic tests and a postpartum summary.

        -- It is expected to discharge or transfer patients within 24 hours following delivery.

    A Birth Center which is part of a Hospital, as defined herein, will be considered a Birth Center for the purposes of this Plan.


    Calendar Year

    A period of one year beginning with a January 1.

    Comprehensive Outpatient Rehabilitation Facility

    A facility which is primarily engaged in providing diagnostic, therapeutic and restorative services to outpatients for the rehabilitation of injured or sick persons and which fully meets one of the following two tests:

    -- It is approved by Medicare as a Comprehensive Outpatient Rehabilitation Facility.

    --  It meets all of the following tests:

        -- It provides at least the following comprehensive outpatient rehabilitation services:

            -- Services of Physicians who are available at the facility on a full or part-time basis.

            --  Physical therapy.

            --  Social or psychological services.

        -- It has policies established by a group of professional personnel (associated with the facility) including one or more Physicians to govern the comprehensive outpatient rehabilitation services it furnishes, and provides for the carrying out of such policies by a full or part-time Physician.

        -- It has a requirement that every patient must be under the care of a Physician.

        -- It is established and operated in accordance with the applicable licensing and other laws.


    Covered Family Members or Covered Person

    The Employee and the Employee's wife or husband and/or Dependent children who are covered under this Plan.


    Designated Transplant Facility

    A facility designated by the Company to render Medically Necessary Covered Services and Supplies for Qualified Procedures under this Plan.


    Emergency Care

    Medical care and treatment provided after the sudden onset of a medical condition manifesting itself by acute symptoms, including severe pain, which are severe enough that the lack of immediate medical attention could reasonably be expected to result in any of the following:

    --  The patient's health would be placed in serious jeopardy.

    --  Bodily function would be seriously impaired.

    --  There would be serious dysfunction of a bodily organ or part.

    In addition, Emergency Care includes immediate Mental Disorder Treatment when the lack of the treatment could reasonably be expected to result in the patient harming himself or herself and/or other persons.

    Employee (Retired)

    Retired Employee means an Employee who meets all of the following:

    -- The Employee is an Executive who is a Senior Vice President or higher and who is retired by the Employer.

    -- The Employee receives retirement income either from the Employer or as a result of service with the Employer.

    -- The Employee was covered under this Plan or the Former Plan on the day before the date of retirement.

    -- The Employee must be at least 50 years of age with a minimum of seven years of service with the Employer.


    Experimental, Investigational or Unproven Services

    Medical, surgical, diagnostic, psychiatric, substance abuse or other health care services, technologies, supplies, treatments, procedures, drug therapies or devices that, at the time the Company makes a determination regarding coverage in a particular case are determined to be:

    -- not approved by the U.S. Food and Drug Administration ("FDA") to be lawfully marketed for the proposed use and not identified in the American Hospital Formulary Service, or the United States Pharmacopoeia Dispensing Information, as appropriate for the proposed use; or

    -- subject to review and approval by any institutional review board for the proposed use; or

    -- the subject of an ongoing clinical trial that meets the definition of a Phase 1, 2 or 3 clinical trial set forth in the FDA regulations, regardless of whether the trial is actually subject to FDA oversight; or

    -- not demonstrated through prevailing peer-reviewed medical literature to be safe and effective for treating or diagnosing the condition or illness for which its use is proposed.

    The Company, in its judgment, may deem an Experimental, Investigational or Unproven Service covered under this Plan for treating a life threatening Sickness or condition if it is determined by the Company that the Experimental, Investigational or Unproven Service at the time of the determination:

    --  is proved to be safe with promising efficacy; and

    --  is provided in a clinically controlled research setting, and

    -- uses a specific research protocol that meets standards equivalent to those defined by the National Institutes of Health.

    (For the purpose of this definition, the term "life threatening" is used to describe Sicknesses or conditions which are more likely than not to cause death within one year of the date of the request for treatment.)


    Health Care Provider

    A licensed or certified provider other than a Physician whose services the Company must cover due to a state law requiring payment of services given within the scope of that provider's license or certification.

    Home Health Care Agency

    An agency or organization which provides a program of home health care and which meets one of the following three tests:

    --  It is approved under Medicare.

    -- It is established and operated in accordance with the applicable licensing and other laws.

    --  It meets all of the following tests:

        -- It has the primary purpose of providing a home health care delivery system bringing supportive services to the home.

        --  It has a full-time administrator.

        --  It maintains written records of services provided to the patient.

        -- Its staff includes at least one registered graduate nurse (R.N.) or it has nursing care by a registered graduate nurse (R.N.) available.

        --  Its employees are bonded and it maintains malpractice insurance.


    Hospice

    An agency that provides counseling and incidental medical services for a terminally ill individual. Room and Board may be provided. The agency must meet one of the following three tests:

    --  It is approved by Medicare as a Hospice.

    --  It is licensed in accordance with any applicable state laws.

    --  It meets the following criteria:

        --  It provides 24 hour-a-day, 7 day-a-week service.

        --  It is under the direct supervision of a duly qualified Physician.

        -- It has a nurse coordinator who is a registered graduate nurse with four years of full-time clinical experience. Two of these years must involve caring for terminally ill patients.

        --  The main purpose of the agency is to provide Hospice services.

        --  It has a full-time administrator.

        --  It maintains written records of services given to the patient.

        --  It maintains malpractice insurance coverage.

    A Hospice which is part of a Hospital will be considered a Hospice for the purposes of this Plan.


    Hospital

    An institution which is engaged primarily in providing medical care and treatment of sick and injured persons on an inpatient basis at the patient's expense and which fully meets one of the following three tests:

    -- It is accredited as a Hospital by the Joint Commission on Accreditation of Healthcare Organizations.

    --  It is approved by Medicare as a Hospital.

    --  It meets all of the following tests:

        -- It maintains on the premises diagnostic and therapeutic facilities for surgical and medical diagnosis and treatment of sick and injured persons by or under the supervision of a staff of duly qualified Physicians.

        -- It continuously provides on the premises 24-hour-a-day nursing service by or under the supervision of registered graduate nurses.

        -- It is operated continuously with organized facilities for operative surgery on the premises.


    Licensed Counselor

    A person who specializes in Mental Disorder Treatment and is licensed as a Licensed Professional Counselor (LPC) or Licensed Clinical Social Worker
    (LCSW) by the appropriate authority.


    Medical Management

    A program which performs a Utilization Review for the Company.


    Medically Necessary or Medical Necessity

    Health care services and supplies which are determined by the Company to be medically appropriate, and

    (1) necessary to meet the basic health needs of the Covered Person; and

    (2) rendered in the most cost-efficient manner and type of setting appropriate for the delivery of the service or supply; and

    (3) consistent in type, frequency and duration of treatment with scientifically based guidelines of national medical, research, or health care coverage organizations or governmental agencies that are accepted by the Company; and

    (4) consistent with the diagnosis of the condition; and

    (5) required for reasons other than the convenience of the Covered Person or his or her Physician; and

    (6) demonstrated through prevailing peer-reviewed medical literature to be either:

        (a) safe and effective for treating or diagnosing the condition or Sickness for which their use is proposed, or,

        (b) safe with promising efficacy

            (i)   for treating a life threatening Sickness or condition, and

            (ii)  in a clinically controlled research setting; and

            (iii) using a specific research protocol that meets standards equivalent to those defined by the National Institutes of Health.

        (For the purpose of this definition, the term "life threatening" is used to describe Sicknesses or conditions which are more likely than not to cause death within one year of the date of the request for treatment.)

        The fact that a Physician has performed or prescribed a procedure or treatment or the fact that it may be the only treatment for a particular injury, Sickness or pregnancy does not mean that it is a Medically Necessary service or supply as defined above. The definition of Medically Necessary used in this certificate relates only to coverage and differs from the way in which a Physician engaged in the practice of medicine may define medically necessary.

    Medicare

    The Health Insurance For The Aged and Disabled program under Title XVIII of the Social Security Act.


    Mental Disorder Treatment

    Mental Disorder Treatment is treatment for both of the following:

    -- Any Sickness which is identified in the current edition of the Diagnostic and Statistical Manual of Mental Disorders (DSM), including a psychological and/or physiological dependence or addiction to alcohol or psychoactive drugs or medications, regardless of any underlying physical or organic cause, and

    -- Any Sickness where the treatment is primarily the use of psychotherapy or other psychotherapeutic methods.

    All inpatient services, including Room and Board, given by a mental health facility or area of a Hospital which provides mental health or substance abuse treatment for a Sickness identified in the DSM, are considered Mental Disorder Treatment, except in the case of multiple diagnoses.

    If there are multiple diagnoses, only the treatment for the Sickness which is identified in the DSM is considered Mental Disorder Treatment.

    Detoxification services given prior to and independent of a course of psychotherapy or substance abuse treatment is not considered Mental Disorder Treatment.

    Prescription Drugs are not considered Mental Disorder Treatment.


    Network Provider

    A provider which participates in the network.

    Non-Network Hospital

    A Hospital (as defined) which does not participate in the network.

    Non-Network Provider

    A provider which does not participate in the network.

    Nurse-Midwife

    A person who is licensed or certified to practice as a Nurse-Midwife and fulfills both of these requirements:

    --  A person licensed by a board of nursing as a registered nurse.

    -- A person who has completed a program approved by the state for the preparation of Nurse-Midwives.

    Nurse-Practitioner

    A person who is licensed or certified to practice as a Nurse-Practitioner and fulfills both of these requirements:

    --  A person licensed by a board of nursing as a registered nurse.

    -- A person who has completed a program approved by the state for the preparation of Nurse-Practitioners.


    Other Services and Supplies

    Services and supplies furnished to the individual and required for treatment, other than the professional services of any Physician and any private duty or special nursing services (including intensive nursing care by whatever name called).


    Physician

    A legally qualified:

    --  Doctor of Medicine (M.D.).

    --  Doctor of Chiropody (D.P.M.; D.S.C.).

    --  Doctor of Chiropractic (D.C.).

    --  Doctor of Dental Surgery (D.D.S.).

    --  Doctor of Medical Dentistry (D.M.D.).

    --  Doctor of Osteopathy (D.O.).

    --  Doctor of Podiatry (D.P.M.).


    Plan

    The group policy or policies issued by the Company which provide the benefits described in this Certificate of Insurance.


    Psychologist

    A person who specializes in clinical psychology and fulfills one of these requirements:

    --  A person licensed or certified as a psychologist.

    -- A Member or Fellow of the American Psychological Association, if there is no government licensure or certification required.


    Reasonable Charge

    As to charges for services rendered by or on behalf of a Network Physician, an amount not to exceed the amount determined by the Company in accordance with the applicable fee schedule.

    As to all other charges, an amount measured and determined by the Company by comparing the actual charge for the service or supply with the prevailing charges made for it. The Company determines the prevailing charge. It takes into account all pertinent factors including:

    --  The complexity of the service.

    --  The range of services provided.

    -- The prevailing charge level in the geographic area where the provider is located and other geographic areas having similar medical cost experience.

    Rehabilitation Facility

    A facility accredited as a rehabilitation facility by the Commission on Accreditation of Rehabilitation Facilities.


    Room and Board

    Room, board, general duty nursing, intensive nursing care by whatever name called, and any other services regularly furnished by the Hospital as a condition of occupancy of the class of accommodations occupied, but not including professional services of Physicians nor special nursing services rendered outside of an intensive care unit by whatever name called.


    Sickness

    The term "Sickness" used in connection with newborn children will include congenital defects and birth abnormalities, including premature births.


    Skilled Nursing Facility

    If the facility is approved by Medicare as a Skilled Nursing Facility then it is covered by this Plan.

    If not approved by Medicare, the facility may be covered if it meets the following tests:

    --  It is operated under the applicable licensing and other laws.

    -- It is under the supervision of a licensed Physician or registered graduate nurse (R.N.) who is devoting full time to supervision.

    -- It is regularly engaged in providing Room and Board and continuously provides 24-hour-a-day skilled nursing care of sick and injured persons at the patient's expense during the convalescent stage of an injury or Sickness.

    -- It maintains a daily medical record of each patient who is under the care of a licensed Physician.

    -- It is authorized to administer medication to patients on the order of a licensed Physician.

    -- It is not, other than incidentally, a home for the aged, the blind or the deaf, a hotel, a domiciliary care home, a maternity home, or a home for alcoholics or drug addicts or the mentally ill.

    A Skilled Nursing Facility which is part of a Hospital will be considered a Skilled Nursing Facility for the purposes of this Plan.


    Specialized Facility

    A facility which is a Non-Network facility and which holds a license that is not the same type held by any Network Provider.


    Specialized Provider

    A provider who is a Non-Network Provider but who also holds a health care professional license that is not the same type held by any Network Provider in the service area in which the services are rendered.

    Total Disability or Totally Disabled

    A Retired Employee's inability due to accidental injury or Sickness to perform the normal activities of a person in good health and of like age and sex.


    Treatment Center

    A facility which provides a program of effective Mental Disorder Treatment and meets all of the following requirements:

    -- It is established and operated in accordance with any applicable state law.

    -- It provides a program of treatment approved by a Physician and the Company.

    -- It has or maintains a written, specific and detailed regimen requiring full-time residence and full-time participation by the patient.

    --  It provides at least the following basic services:

        -- Room and Board (if this Plan provides inpatient benefits at a Treatment Center).

        --  Evaluation and diagnosis.

        --  Counseling.

        --  Referral and orientation to specialized community resources.

    A Treatment Center which qualifies as a Hospital is covered as a Hospital and not as a Treatment Center.


    Utilization Review

    A review and determination as to the Medical Necessity of services and supplies.



                               End of Certificate

--------------------------------------------------------------------------------
Continuation of Health Coverage (COBRA)

    This optional continuation only applies to Employees and their Dependents if it has been made available by the Employer. The Employer is required to offer this continuation in certain cases as a result of Public Law 99-272 (COBRA). This provision is intended to comply with the law and any pertinent regulations, and its interpretation is governed by them. See the Employer to find out if and how this continuation applies to Employees and their Dependents.

    In no event will the Company be obligated to provide continuation to a Covered Person if the Employer or its designated Plan Administrator fails to perform its responsibilities under federal law. These responsibilities include but are not limited to notifying the Covered Person in a timely manner of the right to elect continuation and notifying the Company in a timely manner of the Covered Person's election of continuation.

    The Company is not the Employer's designated Plan Administrator and does not assume any responsibilities of a Plan Administrator pursuant to federal law.

    If coverage under this Plan would have stopped due to a Qualifying Event, a Qualified Beneficiary may elect to continue coverage subject to the provisions below.

    The Qualified Beneficiary may continue only the coverage in force immediately before the Qualifying Event.

    The coverage being continued will be the same as the coverage provided to similarly situated individuals to whom a Qualifying Event has not occurred.

    Coverage will continue until the earliest of the following dates:

    -- 18 months from the date the Qualified Beneficiary's health coverage would have stopped due to a Qualifying Event based on employment stopping or work hours being reduced.

    -- If a Qualified Beneficiary is determined to be disabled under the Social Security Act at any time during the first 60 days of continued coverage due to the employee's employment stopping or work hours being reduced, that Qualified Beneficiary may elect an additional 11 months of coverage under this Plan, subject to the following conditions:

        -- The Qualified Beneficiary must provide the Employer with the Social Security Administration's determination of disability within 60 days of the time the determination is made and within the initial 18-month continuation period.

        -- The Qualified Beneficiary must agree to pay any increase in the required payment necessary to continue the coverage for the additional 11 months.

        -- If the Qualified Beneficiary entitled to the additional 11 months of coverage has nondisabled family members who are entitled to continuation coverage, those nondisabled family members are also entitled to the additional 11 months of continuation coverage.

    -- 36 months from the date the health coverage would have stopped due to the Qualifying Event other than those described above.